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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 19, 2002

                          BANKENGINE TECHNOLOGIES, INC.
            (Formerly known as Callmate Telecom International, Inc.)
             (Exact name of registrant as specified in its charter)


Florida                             000-27773                    59-313-4518
-------                             ---------                    -----------
(State of Incorporation)    (Commission File Number)              (IRS Employer
                                                            Identification No.)




         725 Port St. Lucie Blvd., Suite 201, Port St. Lucie, FL, 34984
         --------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (888) 672-5935
                                 --------------
              (Registrant's telephone number, including area code)





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Item 4.           Changes in Registrant's Certifying Accountants.

         On March 19, 2002, Schwartz Levitsky Feldman LLP ("SLF"), the independent certified public accountants for BankEngine Technologies, Inc. (the "Company"), was dismissed. During the year ended August 31, 2001 the reports by SLF on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, or one that was qualified or modified as to uncertainty, audit scope, or accounting principles. During the year ended August 31, 2000 the reports by Pender Newkirk & Company, CPAs ("PNC") on the financial statements of the Company contained a going concern opinion. During the Company's two most recent fiscal years and subsequent period up to March 19, 2002, there were no disagreements with the former accountant(s) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         On March 26, 2002, subsequent to approval of its Board of Directors, the Company engaged Kaufman Rossin & Co. to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through March 19, 2002, the Company did not consult with either PNC or SLF on any accounting or auditing issues.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (c)      Exhibits

                  Exhibit 1 -- Letter, dated April 11, 2002 from PNC.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 11, 2002

                             BANKENGINE TECHNOLOGIES, INC.


                              By: /s/ Joseph Alves
                                  ---------------------------------
                                  Name:    Joseph Alves
                                  Title:   CEO